UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Hersha Hospitality Trust

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Hersha Hospitality Trust

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2008

To the shareholders of
HERSHA HOSPITALITY TRUST

The annual meeting of the shareholders (the “Annual Meeting”) of Hersha Hospitality Trust (the “Company”), will be held at the Penn Mutual Towers, 510 Walnut Street, 9th floor, Philadelphia, Pennsylvania 19106 on May 22, 2008, at 9:00 a.m. Eastern Standard Time, for the following purposes:

(1)	To elect Class I Trustees to serve until the Annual Meeting of shareholders in 2010; and

(2)	To approve the Hersha 2008 Equity Incentive Plan; and

(3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm to serve for 2008; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on March 31, 2008, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

There is enclosed, as a part of this Notice, a Proxy Statement that contains further information regarding the Annual Meeting and the nominees for election to the Board of Trustees of the Company.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting.  If you attend the Annual Meeting in person, you may vote personally on all matters brought before the Annual Meeting even if you have previously returned your proxy.

BY ORDER OF THE BOARD OF TRUSTEES

David L. Desfor
Secretary

44 Hersha Drive
Harrisburg, Pennsylvania 17102
April 18, 2008

HERSHA HOSPITALITY TRUST

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2008

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Trustees of Hersha Hospitality Trust (the “Company”) for use at the annual meeting of shareholders to be held on May 22, 2008 (“Annual Meeting”) and at any adjournments thereof.  The mailing address of the principal executive offices of the Company is 44 Hersha Drive, Harrisburg, Pennsylvania 17102.  This Proxy Statement and the Proxy Form, Notice of Meeting and the Company’s annual report to shareholders, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 18, 2008.

THE PROXY

The solicitation of proxies is being made primarily by the use of standard mail.  The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by employees of the Company, will be borne by the Company.  The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person.  The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted for the election of all of the nominees as trustees.  In voting by proxy in regard to the election of the trustees, shareholders may vote in favor of the nominees, withhold their votes as to the nominees or withhold their votes as to a specific nominee.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized.  This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such solicitation in such jurisdiction.  The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

Each outstanding common share of beneficial interest, $.01 par value (a “Common Share”), is entitled to one vote.  Cumulative voting is not permitted.  Only shareholders of record at the close of business on March 31, 2008 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.  At the close of business on March 31, 2008, the Company had outstanding 41,208,543 Common Shares.

No specific provisions of the Company’s Declaration of Trust or Bylaws address the issue of abstentions or broker non-votes.  Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners.  However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner with respect to voting on certain proposals.  In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals.  This results in what is known as a “broker non-vote.”  A “broker non-vote” has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and “broker non-votes” will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum.  Because the election of trustees is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of the election of trustees.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common shares by (i) each shareholder known by us to beneficially own more than five percent of our common shares, (ii) each of our trustees and executive officers, and (iii) all of our trustees and executive officers as a group, each as of March 31, 2008. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. The number of outstanding common shares at March 31, 2008 was 41,208,543. This table assumes that all limited partnership units held by the referenced person or group of persons (but not other persons) are redeemed for common shares. The total number of shares outstanding used in calculating the percentage assumes that none of the limited partnership units held by other persons are redeemed for common shares.

Name of Beneficial Owner Persons Believed to Own In Excess of 5% of Common Shares	Number of Common Shares		Percent of Class

Morgan Stanley (1)	5,007,756		12.15%
1585 Broadway
New York, NY 10036

Barclays Global Investors, NA(2)	3,369,198		8.18%
45 Fremont Street
San Francisco, CA

Wellington Management Company LLP (3)	2,608,848		6.33%
76 State Street
Boston, MA 02109

Officers and Trustees:
Hasu P. Shah(4)	500,850		1.20%
Jay H. Shah(5)	1,565,939		3.67%
Neil H. Shah(6)	1,510,843		3.55%
Kiran P. Patel(7)	441,125		1.06%
David L. Desfor(8)	196,065		*
Ashish R. Parikh(9)	105,273		*
Michael R. Gillespie (10)	11,250		*
John M. Sabin	4,919		*
Thomas S. Capello	8,819		*
Donald J. Landry	12,319		*
Michael A. Leven	17,919		*
Shreenathji Enterprises, Ltd. (11)	67,244		*
Total for all officers and trustees (12 persons)(12):	4,442,565	(13)	9.84%
_______________
*	Less than 1%
(1)	Based solely on Schedule 13G filed on February 14, 2008.
(2)	Based solely on Schedule 13G filed on February 5, 2008.
(3)	Based solely on Schedule 13G/A filed on February 14, 2008.
(4)
Includes 438,267 limited partnership units in HHLP and 18,020 restricted shares, all or some of which may not be vested. Includes common shares owned by Shree Associates, a family limited partnership controlled by Hasu P. Shah.

(5)	Includes 1,421,206 limited partnership units in HHLP and 122,083 restricted shares, all or some of which may not be vested.
(6)	Includes 1,378,510 limited partnership units in HHLP and 114,833 restricted shares, all or some of which may not be vested.
(7)	Includes 425,125 limited partnership units in HHLP and 500 restricted shares, all or some of which may not be vested.
(8)	Includes 189,265 limited partnership units in HHLP and 2,500 restricted shares, all or some of which may not be vested.
(9)	Includes 42,560 limited partnership units in HHLP and 49,270 restricted shares, all or some of which may not be vested.
(10)	Includes 10,000 restricted shares, all or some of which may not be vested.
(11)
Shreenathji Enterprises, Ltd. (“SEL”) is a limited partnership owned by Hasu P. Shah (27%), Kiran P. Patel (13%), Bharat C. Mehta (15%), Kanti D. Patel (15%), Jay H. Shah (15%) and Neil H. Shah (15%). SEL acquired these limited partnership units in HHLP in exchange for contributions of hotel properties to the Partnership.

(12)	Includes the limited partnership units in HHLP owned by Shreenathji Enterprises, Ltd.
(13)	Includes 3,962,177 limited partnership units in HHLP and 317,206 restricted shares, all or some of which may not be vested.

BOARD OF TRUSTEES AND EXECUTIVE OFFICERS

Certain information regarding the Company’s trustees and executive officers is set forth below.

Name	Age	Position

Hasu P. Shah (Class II)	63	Chairman of the Board and Trustee

Jay H. Shah (Class I)	39	Chief Executive Officer and Trustee

Neil H. Shah	34	President and Chief Operating Officer

Ashish R. Parikh	38	Chief Financial Officer

Michael R. Gillespie	35	Chief Accounting Officer

David L. Desfor	46	Treasurer and Corporate Secretary

Kiran P. Patel (Class II)	58	Trustee

John M. Sabin (Class II)	53	Independent Trustee

Michael A. Leven (Class II)	70	Independent Trustee

Thomas S. Capello (Class I)	64	Independent Trustee

Donald J. Landry (Class I)	59	Independent Trustee

PROPOSAL ONE – ELECTION OF CLASS I TRUSTEES

The Company’s Declaration of Trust divides the Board of Trustees into two classes.  Each Trustee in Class I is serving a term expiring at the Annual Meeting and each Trustee in Class II is serving a term expiring at the 2009 annual meeting of shareholders.  Generally, one full class of trustees is elected by the shareholders of the Company at each annual meeting.  Each of the nominees presently is serving as a Class I Trustee and each nominee was recommended for election by the Nominating and Corporate Governance Committee.

If any nominee becomes unavailable or unwilling to serve the Company as a Trustee for any reason, the persons named as proxies in the proxy form are expected to consult with management of the Company in voting the shares represented by them.  The Board of Trustees has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a trustee of the Company if elected.

The Company’s Bylaws provide that a shareholder of record both at the time of the giving of the required notice set forth in this sentence and at the time of the Annual Meeting entitled to vote at the Annual Meeting may nominate persons for election to the Board of Trustees by mailing written notice to the Secretary of the Company not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than 90 days prior to the announcement of the annual meeting.  The shareholder’s notice must set forth (i) as to each person whom the shareholder proposes to nominate for election as a trustee, all information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Trustees; (ii) the consent of each nominee to serve as a trustee of the Company if so elected; (iii) the name and address of the shareholder and of each person to be nominated; and (iv) the number of each class of securities that are owned beneficially and of record by the shareholder.

Assuming the presence of a quorum, the affirmative vote of a majority of the common shares represented at the meeting is required to elect each trustee.  Cumulative voting is not permitted in the election of trustees.  Consequently, each shareholder is entitled to one vote for each common share held in the shareholder’s name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Messrs. Landry, Capello and Jay H. Shah as nominees for election as Class I Trustees.  For purposes of the election of trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.  A nominee holding shares in street name may vote for the proposal without voting instructions from the beneficial owner.

Nominees For Election As Class I Trustees (Terms Expiring In 2010)

Donald J. Landry is president and owner of Top Ten, an independent hospitality industry consulting company. Mr. Landry has over thirty-five years of lodging and hospitality experience in a variety of leadership positions. Most recently, Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. Mr. Landry has also served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management. Mr. Landry currently serves on the corporate advisory boards of Arescom, Unifocus and Campo Architects and numerous non-profit boards. Mr. Landry is a frequent guest lecturer at Johnson and Wales University and the University of New Orleans. Mr. Landry has served on the Board of Trustees since our 2001 annual meeting. Mr. Landry is a Certified Hotel Administrator, holds a Bachelor of Science from the University of New Orleans and was the University’s Alumnus of the Year in 1999.

Thomas S. Capello has been President and a principal of Bank Realty LP, a partnership engaged in sale/leaseback transactions of bank properties, since 2000. He is also President of 1st Capital Group, Inc. which provides debt and equity placement for small businesses. From 1988 to 1999, Mr. Capello was the President, Chief Executive Officer and Director of First Capitol Bank in York, Pennsylvania. From 1983 to 1988, Mr. Capello served as Vice President and Manager of the Loan Production Office of The First National Bank of Maryland. Prior to his service at The First National Bank of Maryland, Mr. Capello served as Vice President and Senior Regional Lending Officer at Commonwealth National Bank and worked at the Pennsylvania Development Credit Corporation. Mr. Capello is a Director and Treasurer for the Ben Franklin Venture Investment Forum and the Martin Library and is a Board member of the Pennsylvania Angel Network. Mr. Capello has served on the Board of Trustees since our initial public offering in January 1999. Mr. Capello is a graduate of the Stonier Graduate School of Banking at Rutgers University and holds an undergraduate degree with a major in Economics from the Pennsylvania State University.

Jay H. Shah was named Chief Executive Officer and a Trustee as of January 1, 2006. Prior thereto, Mr. Shah had served as our President and Chief Operating Officer since September 3, 2003. Until September 2003, Mr. Shah was a principal in the law firm of Shah & Byler, LLP, which he founded in 1997, and managing director of the Hersha Group. Mr. Shah previously was a consultant with Coopers & Lybrand LLP, served the late Senator John Heinz on Capitol Hill, and was employed by the Philadelphia District Attorney’s office and two Philadelphia-based law firms. Mr. Shah received a Bachelor of Science degree from the Cornell University School of Hotel Administration, a Masters degree from the Temple University School of Business Management and a Law degree from Temple University School of Law. Mr. Shah is the son of Hasu P. Shah, our Chairman and the brother of Neil H. Shah, our President and Chief Operating Officer.

The Board of Trustees recommends a vote FOR each of the Class I Trustee Nominees.

CLASS II TRUSTEES

Hasu P. Shah has been the Chairman of the Board since our inception in 1998 and was our Chief Executive Officer until his retirement in 2005. Mr. Shah is also the founder and Chief Executive Officer of the Hersha Group. Mr. Shah founded Hersha with the purchase of a single hotel in Harrisburg, Pennsylvania in 1984. In the last twenty years, Mr. Shah has developed, owned, or managed over fifty hotels across the Eastern United States and started affiliated businesses in general construction, purchasing, and hotel management. He has earned numerous awards including the Entrepreneur of the Year, the Creating a Voice award, and was recently named a Fellow of Penn State University. Mr. Shah and his wife, Hersha, are active members of the local community and remain involved with charitable initiatives in India as well. Mr. Shah has been an active Rotarian for nearly twenty years and continues to serve as a Trustee of several community service and spiritual organizations including Vraj Hindu Temple and the India Heritage Research Foundation. Mr. Shah received a Bachelors of Science degree in Chemical Engineering from Tennessee Technical University and obtained a Masters degree in Administration from Pennsylvania State University. Mr. Shah is also an alumnus of the Owner and President’s Management program at Harvard Business School. Mr. Shah is the father of Jay H. Shah, our Chief Executive Officer and Neil H. Shah, our President and Chief Operating Officer.

Michael A. Leven is the Vice Chairman of the Marcus Foundation, a philanthropic organization founded by Bernie Marcus, co-founder of The Home Depot, Inc. Mr. Leven was previously the Chairman and Chief Executive Officer of US Franchise Systems, Inc. (USFS), which franchises the Microtel Inn & Suites and Hawthorn Suites hotel brands. Prior to forming USFS in 1995, he was president and chief operating officer of Holiday Inn Worldwide. During his five-year tenure, the new Holiday Inn Express brand grew from zero to 330 open hotels, with a backlog of approximately 500 units. From 1985 to 1990, Mr. Leven was president of Days Inn of America. Mr. Leven led the company through a reorganization resulting in growth from a 225-unit regional chain to one of the largest brands in the world with over 1,000 open units and 400 signed franchise agreements. Mr. Leven is a co-founder of the Asian American Hotel Owners Association (AAHOA) which now has over 7,000 members. Mr. Leven serves on the boards of The Marcus Institute, the Las Vegas Sands Corporation and the Georgia Aquarium.  Mr. Leven has served on our Board of Trustees since 2001.  Mr. Leven holds a Bachelor of Arts from Tufts University and a Master of Science from Boston University.

John M. Sabin is Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc. From 2000 to 2004, Mr. Sabin was the Chief Financial Officer, General Counsel and Secretary of NovaScreen Biosciences Corporation, a private bioinformatics and contract research biotech company. Prior to joining NovaScreen, Mr. Sabin served as an executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc. Mr. Sabin also serves on the Boards of Prime Group Realty Trust and North American Scientific, Inc. Mr. Sabin joined our Board of Trustees on June 30, 2003. Mr. Sabin received Bachelor of Science degrees in Accounting and University Studies, a Masters of Accountancy and a Masters of Business Administration from Brigham Young University and also received a Juris Doctor from the J. Reuben Clark Law School at Brigham Young University. Mr. Sabin is a licensed CPA and is admitted to the bar in several states.  Mr. Sabin serves on the Audit Committee for Prime Group Realty Trust and North American Scientific, Inc. The Board has determined that Mr. Sabin’s service on these multiple audit committees does not detract from his service to our audit committee.

Kiran P. Patel served as our Corporate Secretary from 1998 to April 2007 and has been a principal of the Hersha Group since 1993. Prior to 1993, Mr. Patel was employed by AMP Incorporated an electrical component manufacturer, in Harrisburg, Pennsylvania. Mr. Patel serves on various boards of directors for community service organizations. Mr. Patel received a Bachelor of Science degree in Mechanical Engineering from M.S. University of India and obtained a Masters of Science degree in Industrial Engineering from the University of Texas in Arlington.

OTHER EXECUTIVE OFFICERS

Neil H. Shah was named President and Chief Operating Officer as of January 1, 2006. Prior thereto, Mr. Shah had served as our Executive Vice President since January 2005. Prior to that, he served as our Director of Acquisitions & Development since May 2002 and had been a principal of the Hersha Group since 2000. Prior to joining Hersha, he served in senior management positions with the Advisory Board Company and the Corporate Executive Board. Mr. Shah graduated with honors from the University of Pennsylvania and the Wharton School with degrees in Political Science and Management. Mr. Shah earned his M.B.A. from the Harvard Business School. Mr. Shah is the son of Hasu P. Shah, our Chairman and brother of Jay H. Shah, our Chief Executive Officer.

Ashish R. Parikh has been Chief Financial Officer of Hersha Hospitality Trust since 1999. Previously, Mr. Parikh was Assistant Vice President in the Mergers and Acquisition Group for Fleet Financial Group where he developed valuable expertise in numerous forms of capital raising activities including leveraged buyouts, bank syndications and venture financing. Mr. Parikh has also been employed by Tyco International Ltd and practiced as a Certified Public Accountant with Ernst & Young LLP. Mr. Parikh received his M.B.A. from New York University and a B.B.A. from the University of Massachusetts at Amherst.

Michael R. Gillespie has served as our Chief Accounting Officer since June 2005. Prior to that he was the Manager, Financial Policy & Controls for Tyco Electronics Corporation, a manufacturer of electronic components, from June 3, 2003, until June 17, 2005. Prior to this, he was Senior Manager in the Audit and Assurance Practice at KPMG, LLP from May 28, 2002, until June 2, 2003. From September 1995 to May 27, 2002, he served as Experienced Manager in the Audit and Business Advisory Practice at Arthur Andersen LLP. Mr. Gillespie received his B.S.B.A in Accounting from Bloomsburg University of Pennsylvania. Mr. Gillespie is a licensed Certified Public Accountant.

David L. Desfor has served as Treasurer of Hersha since December 2002 and as Corporate Secretary since April 2007.  Previously, Mr. Desfor had been a principal and comptroller of the Hersha Group since 1992. Mr. Desfor previously co-founded and served as President of a hotel management company focused on conference centers and full service hotels. Mr. Desfor earned his undergraduate degree from East Stroudsburg University in Hotel Administration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s trustees and executive officers are required to report their ownership of Common Shares and any changes in ownership to the Securities and Exchange Commission (the “SEC”).  These persons are also required by SEC regulations to furnish the Company with copies of these reports.  Based solely on a review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, we believe that all filing requirements applicable for certain reporting persons were complied with during the 2007 fiscal year.

COMMITTEES AND MEETINGS OF THE BOARD OF TRUSTEES

Trustees’ Meetings. Our business is under the general management of our Board of Trustees as provided by our Bylaws and the laws of Maryland. The Board of Trustees holds regular quarterly meetings during our fiscal year and holds additional meetings as needed in the ordinary course of business. The Board of Trustees held eight meetings during 2007, five in person and three by conference call. Each trustee attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Trustees and (ii) the total number of meetings of all committees of the Board on which the trustee then served.

We presently have an Audit Committee, Compensation Committee, Acquisition Committee and a Nominating and Corporate Governance (NCG) Committee of our Board of Trustees. We may, from time to time, form other committees as circumstances warrant. These committees have authority and responsibility as delegated by the Board of Trustees.

Audit Committee. We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists of Messrs. Capello (Chairperson), Landry and Sabin, all of whom are independent trustees defined in Section 121(A) of the American Stock Exchange’s (“AMEX”) listing standards. The Audit Committee is responsible for the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held eleven meetings, four in person and seven conference calls, during 2007 and discussed relevant topics regarding financial reporting and auditing procedures. Our Board of Trustees has adopted a Charter for the Audit Committee, which is available in Appendix A and on our website at www.hersha.com.

The Board of Trustees has determined that each of Mr. Capello and Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board of Trustees has determined that each of the members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board of Trustees.

For more information, please see “The Audit Committee Report” beginning on page 25.

Compensation Committee. The Compensation Committee consists of Messrs. Leven (Chairperson), Sabin and Landry, all of whom are independent trustees. The Compensation Committee determines recommendations to the Board of Trustees with regard to compensation for our executive officers and administers our equity incentive plan.  The Compensation Committee may form and delegate its authority to subcommittees when appropriate. The Compensation Committee held three meetings, one in person and two conference calls, during 2007 and discussed relevant topics regarding compensation and established a formal compensation plan for all officers and trustees. Our Board of Trustees has adopted a Charter for the Compensation Committee, which is available on our website at www.hersha.com.  For more information about the Compensation Committee, please see the “Compensation Discussion and Analysis” beginning on page 10.

Nominating and Corporate Governance (NCG) Committee. The NCG Committee consists of Messrs. Sabin (Chairperson), Capello and Leven. The NCG Committee recommends candidates for election as trustees and in some cases the election of officers.  The NCG Committee also develops and recommends to the Board of Trustees a set of Corporate Governance guidelines and annually reviews these guidelines, considers questions of possible conflicts of interest of Board members and executives and remains informed about existing and new corporate governance standards mandated by the SEC and American Stock Exchange as they apply to us. The NCG Committee was established by way of a combination of the Nomination Committee and Corporate Governance Committee in May 2005 and held four in person meetings during 2007 and discussed relevant issues.  Each of the members of the NCG Committee is independent as defined in Section 121(A) of the AMEX Listing Standards. Our Board of Trustees has adopted a Charter for the NCG Committee, which is available on our website at www.hersha.com.

Acquisition Committee. The Acquisition Committee consists of Messrs. Landry (Chairperson), Leven and Sabin. The Acquisition Committee establishes guidelines for acquisitions to be presented to the Board of Trustees and leads the Board in its review of potential acquisitions presented by management. The Acquisition Committee makes recommendations to the Board and senior management regarding acquisitions and reviews the due diligence conducted on all properties. The Acquisition Committee was established in January 2004 and held five meetings, four in person and one conference call, in person during 2007 and discussed relevant topics regarding potential acquisitions. Our Board of Trustees has adopted a Charter for the Acquisition Committee, which is available on our website at www.hersha.com.

Corporate Governance Matters

The Board Nominating Process.  Our NCG Committee performs the functions of a nominating committee and will actively seek, identify and recommend to the Board individuals qualified to become Board members, consistent with any criteria approved by the Board, and establish such criteria based on factors it considers appropriate such as strength of character, maturity of judgment, independence, expertise in the hospitality industry, experience as a senior executive or with corporate strategy initiatives generally, diversity and the extent to which the candidate would fill a present need on the Board.  The NCG Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending Board candidates for nomination by the Board of Trustee.

The NCG Committee evaluates all Trustee candidates.  The Nominating Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole.  In addition, the Nominating Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board’s needs.

Trustee Candidate Recommendations and Nominations By Shareholders.  The NCG Committee Charter provides that the Committee will consider Board candidate recommendations by shareholders.  Shareholders should submit any such recommendations for NCG Committee consideration through the method described under “Communications With The Board of Trustees” below.  In addition, in accordance with our Bylaws, any shareholder of record entitled to vote for the election of Trustees at the applicable meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures set forth in the Bylaws and summarized above.

Communications With The Board of Trustees. Shareholders may communicate with our Board of Trustees by writing to:  Chairman of the Audit Committee, Hersha Hospitality Trust, 44 Hersha Drive, Harrisburg, Pennsylvania  17102.  Our Corporate Secretary will review each piece of correspondence to the Board and will forward all appropriate communications to the Audit Committee Chairman for review.

Lead Trustee Concept.  If the Chairman is an independent trustee, then the Chairman will serve as “Lead Trustee.”  When the Chairman is a not an independent trustee, the independent members of the Board will designate a independent trustee as “Lead Trustee.”  The Lead Trustee will chair executive sessions of the independent trustees, will preside at all Board meetings at which the Chairman of the Board is not present, have the authority to call meetings of the Independent Directors and have such other duties as the Board may determine.  As of the date hereof, Michael Leven is our Lead Trustee.

Trustee Attendance At Annual Meeting.  Our policy is that all Trustees should attend the annual meeting of the shareholders.  All of our Trustees attended the 2007 annual meeting of shareholders.

CODE OF ETHICS

Our Board of Trustees has adopted a Code of Ethics that applies to our chief executive officer, chief financial officer, chief accounting officer, controller and other executive officers. The Code of Ethics is posted on our Internet website, www.hersha.com. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from any provision of the Code of Ethics applicable to our chief executive officer, chief financial officer, chief accounting officer, controller and other executive officers by posting such information on our Internet website.

COMPENSATION OF TRUSTEES

In 2007, each trustee except Hasu P. Shah, our Chairman, was paid $20,000 for their service on the Board. In addition, the chairperson of the Audit Committee was paid $12,500, and each of the chairpersons of the Acquisition Committee, Compensation Committee, Nominating Committee and Governance Committee was paid $2,500, $2,000 and $1,500, respectively. All of the trustees except Hasu P. Shah, our Chairman, are paid a $1,000 fee for in-person board meetings, a $500 fee for in-person committee meetings and a $500 fee for telephonic attendance at board and committee meetings. Our Lead Trustee receives a fee of $2,500. Each independent trustee received 2,000 common shares of our stock in 2007. We will reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Trustees. The Compensation Committee determined that any executive officers who serve on the Board will not receive any board fees.

The following table presents information relating to total compensation of the Trustees for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Total

Hasu P. Shah (1)	$-	$-	$-
Kiran P. Patel	18,000	-	18,000
John M. Sabin	38,000	21,450	59,450
Michael A. Leven	35,500	21,450	56,950
Thomas S. Capello	45,500	21,450	66,950
Donald J. Landry	39,000	21,450	60,450

_____________
(1)	Hasu P. Shah, the Chairman of the Board of Trustees, does not receive compensation for his service on the Board of Trustees.
(2)
Represents expense recognized by the Company for financial statement reporting purposes in 2007 in accordance with SFAS No. 123R for restricted common share awards held by each trustee. Please see Note 9 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of share-based compensation expense.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s executive compensation philosophy is to establish an executive compensation program that is directly linked to the creation of shareholder value.  In light of this philosophy, the Compensation Committee of the Board of Trustees (the “Compensation Committee”) sought to accomplish the following two primary objectives in establishing the compensation program for our executive officers, including the executive officers named in the Summary Compensation Table (or the “named executive officers”):

•	to provide overall levels of compensation that are competitive in order to attract, retain and motivate highly qualified executives to continue to enhance long-term shareholder value; and

•	to provide annual and long-term incentives that emphasize performance-based compensation contingent upon achieving corporate and individual performance goals.

The Company believes that, by providing incentives and rewards to executive officers based primarily on the performance of the Company, its executive compensation program aligns the interests of its executive officers with those of its shareholders.  The long-term performance of the Company is measured by the improvement in shareholder value while simultaneously maintaining a high degree of quality and timeliness with regard to financial reporting.

Business Overview

The Company invests primarily in institutional grade hotels in central business districts, primary suburban office markets and stable destination and secondary markets in the Northeastern United States and select markets on the West Coast. Our primary strategy is to continue to acquire high quality, upscale, mid-scale and extended-stay hotels in metropolitan markets with high barriers to entry in the Northeastern United States and other markets with similar characteristics.  As of December 31, 2007, our portfolio consisted of 53 wholly owned limited and full service properties and 18 limited and full service properties owned through joint venture investments.

The upscale and mid-scale, limited service segment of the hotel business is highly competitive.  Our hotels compete on the basis of location, room rates, quality, service levels, reputation, and reservation systems, among many other factors. There are many competitors in our market segments, and new hotels are always being constructed.  Additions to supply create new competitors, in some cases without corresponding increases in demand for hotel rooms. We also compete for hotel acquisitions with entities that have investment objectives similar to ours. This competition could limit the number of suitable investment opportunities offered to us. It may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.  The high degree of competition in the markets in which we compete for business creates substantial challenges for our executive officers in enhancing shareholder value.

Compensation Program Overview

Each named executive officer’s compensation package comprises five elements.  A description of these five elements, and their function within the total compensation program, is shown below:

Element	Description	Function
Annual base salary	Annual fixed compensation	Provides basic economic compensation at a level consistent with competitive market practices; reflects officer responsibilities, experience and performance; encourages retention

Annual incentive	2007 Annual Incentive Compensation Plan: Discretionary amount payable annually in cash, based on achievement of annual performance goals of the Company and the individual officer	Motivates and rewards officers for achievement of Company and individual goals

Long-term incentive
2004 Equity Incentive Plan: Provides for equity-based awards to executive officers; equity-based awards available under the plan include options, stock appreciation rights, stock, performance shares and incentive awards

Encourages executives to take actions to increase profitable growth and shareholder value as measured by increases in the Company’s stock price
Motivates and rewards officers for sustained financial performance of the Company; strengthens mutuality of interests between officers and shareholders; increases retention; rewards stock price performance

Benefits	Health insurance, 401K plan participation, life insurance, disability insurance; generally not performance-based	Provides security for current and future needs of the executive officers and their families

Contractual arrangements	Employment agreements and change-in-control arrangements: Contingent amounts payable only if employment is terminated under certain conditions	Provides employment security; encourages the objective evaluation of potential changes to the Company’s strategy and structure

The Company believes the combination of these different elements provides a balance of rewards, incentives and benefits and enables the Company to meet its desired compensation objectives.

Process for Establishing Executive Compensation

The Compensation Committee is responsible for establishing and reviewing the elements of the compensation package for each of the named executive officers.

At the beginning of its annual compensation review process, the Compensation Committee receives a report prepared by management or third party consultants that contains market data on executive compensation practices, pay levels and structures from companies management considers as peers.  The Company’s peers are companies in the hospitality sector of the REIT industry.

The Compensation Committee reviews the performance of the Company and each executive officer for the past fiscal year.  Specifically, the Compensation Committee measures each executive officer’s performance by determining whether the Company and each individual officer has satisfied the performance objectives set by the Compensation Committee for the prior fiscal year.  Thereafter, the Compensation Committee determines and recommends to the Company’s Board of Trustees for its approval the following items:

•	annual incentive compensation for the prior fiscal year;

•	long-term incentive compensation for the current fiscal year;
•	annual base salary for the current fiscal year;
•	annual incentive compensation ranges for the current fiscal year;
•	Company and officer-specific performance objectives for the current fiscal year; and
•	changes to the contractual arrangements with each executive officer.

The Compensation Committee considers a variety of factors in determining recommendations to the Board of Trustees regarding executive compensation for the executive officers.  The main factors are as follows:

Market competitiveness.  In setting compensation levels for the executive officers and other executives, the Compensation Committee aims to provide target compensation that approximates the 50th percentile or mid-market for peer companies.  Individual compensation may be more or less than the median compensation amount when warranted by individual or corporate performance.

Performance.  The Company’s policy is to provide its executive officers with compensation opportunities that are based upon their individual performance, the performance of the Company and their contribution to that performance.  The Compensation Committee considers these performance factors when approving adjustments to the compensation of the executives.

Mix of annual and long-term compensation.  Because the successful operation of the Company’s business requires an approach that balances short- and long-term performance, the program seeks to balance annual and long-term compensation.

The impact of cash vs. non-cash compensation.  The Compensation Committee considers both the cost and the motivational value of the various components of compensation.  The current pay elements are cash-based while the long-term incentive plans are equity-based.

Prior Compensation.  The Compensation Committee considers both prior grants of equity-based compensation and prior annual compensation during their process to determine compensation levels.

In 2005, the Compensation Committee engaged HVS Executive Search (HVS), an outside compensation consultant, to conduct a review of executive compensation programs of peer companies as part of the committee’s annual process to determine executive compensation for 2006.  From time to time, the Compensation Committee solicits advice from other experts on executive compensation, such as directors of peer companies and lawyers, on an as-needed basis to determine compensation standards that are fair and reflect the current market environment; accordingly, the Compensation Committee does not consult with these third parties during each annual compensation review process.

The Compensation Committee meets at least annually, without the Chief Executive Officer present, to evaluate his performance and to determine his compensation. In considering Mr. Jay H. Shah’s compensation, the Compensation Committee considers his principal responsibilities, which are to provide the Company with vision and strategic direction, to attract and retain highly qualified employees and to develop and to foster relationships with other hotel companies, developers and franchisors.

Elements of the Executive Compensation Program

In structuring the Company’s compensation program, the Compensation Committee has sought to utilize an effective mix of short- and long-term compensation elements to enhance executive performance.  The elements of compensation provided to the executive officers include an annual base salary, annual incentive payments, long-term incentive compensation, benefits and compensation payable pursuant to certain contractual arrangements.  The Compensation Committee considers the annual salary and annual incentive payments to be elements of short-term compensation, while any equity-based awards are considered to be an element of long-term compensation.

Annual Base Salary

Annual base salary creates a secure base of cash compensation for executives that is designed to be competitive with the market for talented executives.  The Company’s objective is to compensate the executive officers with base salaries that approximate the 50th percentile for comparable positions in peer companies.  The base salary for each officer is intended to reflect the level of the officer’s position within the Company, the individual’s current and sustained performance results and the current market for compensation of similarly situated officers at the peer companies.  Each executive officer’s base salary is determined each year on the basis of these factors.  The relative weight given to each factor varies with each position and individual and is within the sole discretion of the Compensation Committee.

In 2007, Hasu P. Shah’s salary was increased by approximately 20.0% to $150,000.  Jay H. Shah’s base salary was increased by 14.3% to $400,000 and Neil H. Shah’s salary was increased by 17.2% to $375,000.  These increases reflected their continued managerial responsibility due to the growth of the Company during 2006 and growth objectives for 2007.  Specifically, in 2006 the Company acquired an interest in 24 additional hotel properties, hired five additional employees and significantly increased revenue.  In 2007, the Company acquired interests in seven additional hotel properties, hired three additional employees and significantly increased revenue.  Increases for the other named executive officers ranged between 10% and 15%, generally reflecting (1) the Company’s performance and (2) their individual performance.

Annual Incentive Payments

Annual incentive compensation plans are designed to provide financial incentive for the executive officers because the Company believes their performance in fulfilling the responsibilities of their positions can significantly affect the profitable growth and future prospects of the Company.  The annual incentive compensation plans provide an opportunity for the executive officers to earn additional annual cash compensation based upon the following factors:

•	the Company’s satisfaction of certain financial metrics as determined by the Compensation Committee; and

•	the individual officer’s satisfaction of certain qualitative and quantitative performance objectives as determined by the Compensation Committee;

2007 Annual Incentive Compensation Plan

For the 2007 fiscal year, the Compensation Committee established opportunities for certain executive officers to receive an incentive award of between 15% to 100% of their 2007 annual base salary pursuant to the 2007 Annual Incentive Compensation Plan (the “2007 Incentive Plan”). Such incentive awards could be earned on the basis of the Company’s attainment of certain financial metrics together with the satisfaction of specific individual performance objectives that were determined by the Compensation Committee. Eligibility for the minimum incentive award occurred when adjusted funds from operations, or AFFO, per share increased by at least 5.0% from 2006 AFFO.  Eligibility for the higher tier incentive award occurred when AFFO per share increased by at least 10.0% from 2006 AFFO.  An additional consideration for eligibility for an incentive award by the Chief Executive Officer, President and Chief Operating Officer and the Chief Financial Officer included the Company’s achievement of a dividend payout ratio of less than or equal to 95% of AFFO. The Compensation Committee established additional position-specific quantitative and qualitative performance goals for each of the named executive officers. Position-specific performance goals have included, but have not been limited to, growing the size of the Company’s portfolio, maintaining institutional ownership of the Company common shares at certain levels, complying with disclosure obligations pursuant to the federal securities laws and achieving clearance with the Company’s independent public accountants with regard to internal controls and procedures.  The 2007 Incentive Plan was not set forth in a written agreement.

On February 7, 2008, the Compensation Committee approved annual incentive awards to the Chief Executive Officer and each of the other named executive officers, with respect to the fiscal year ended December 31, 2007.

The Compensation Committee determined that the Company had increased annual AFFO per share by more than 10.0% of the 2006 AFFO per share and was able to bring the dividend payout ratio below 95%.  All named executive officers met a majority of their individual goals that were set by the Compensation Committee.  In addition, the Compensation Committee noted that senior management had grown the asset base substantially and had achieved numerous other accomplishments during the year.

Based upon the foregoing, the Compensation Committee determined that the 2007 annual incentive awards were as follows:

Officer	Office	2007 Incentive Plan Award	2007 Incentive Plan Award as a Percentage of Base Salary
Jay H. Shah	Chief Executive Officer	$400,000	100%
Neil H. Shah	President and Chief Operating Officer	$375,000	100%
Ashish R. Parikh	Chief Financial Officer	$187,500	75%
Michael R. Gillespie	Chief Accounting Officer	$43,750	25%

All 2007 annual incentive awards were paid in cash to the named executive officer on February 16, 2008.

2008 Annual Incentive Compensation Plan

In addition, on March 11, 2008, the Compensation Committee, approved the 2008 Annual Incentive Compensation Plan (the “2008 Incentive Plan”) for the Chief Executive Officer and each of the other named executive officers, with respect to the fiscal year ending December 31, 2008.  The 2008 Incentive Plan is not set forth in a written agreement.

For the 2008 fiscal year, the Compensation Committee established opportunities for the Chief Executive Officer and each of the named executive officers to receive an incentive award in amounts equal to a percentage of their respective 2008 annual base salary pursuant to the 2008 Incentive Plan.  Such incentive awards could be earned on the basis of the Company’s attainment of certain financial metrics together with the satisfaction of specific individual performance objectives that have been determined by the Compensation Committee.

Eligibility for the minimum incentive award occurs when AFFO per share increases by at least 5% from AFFO for 2007. Eligibility for the higher tier incentive award occurs when AFFO per share increases by at least 10% from AFFO for 2007. An additional consideration for eligibility for an incentive award by the Chief Executive Officer, President and Chief Operating Officer and the Chief Financial Officer includes the Company’s achievement of a dividend payout ratio of less than or equal to 95% of AFFO. The Compensation Committee established additional position-specific quantitative and qualitative performance goals for each of the named executive officers. Position-specific performance goals have included, but have not been limited to, growing the size of the Company’s portfolio, maintaining institutional ownership of the Company common shares at certain levels, complying with disclosure obligations pursuant to the federal securities laws and achieving clearance with the Company’s independent public accountants with regard to internal controls and procedures.

Pursuant to the 2008 Incentive Plan the Compensation Committee recommended that the officers included in the following table be eligible to receive potential cash bonus awards at their respective levels:

Officer	Office	2008 Incentive Plan Payment Levels (expressed as a percentage of base salary)
		Minimum	Maximum
Jay H. Shah	Chief Executive Officer	50%	125%
Neil H. Shah	President and Chief Operating Officer	50%	125%
Ashish R. Parikh	Chief Financial Officer	25%	100%
Michael R. Gillespie	Chief Accounting Officer	15%	35%

Bonus payments under the 2008 Incentive Plan will be paid in one annual payment shortly after the end of the Company’s fiscal year if the Compensation Committee determines that the performance criteria has been met and approves the incentive awards.

Long-Term Incentive Compensation

The Company may include as a part of an officer’s compensation package a portion of the package in the form of long-term incentive compensation in order to connect compensation of the executive officers to overall corporate performance and to align the economic interests of the officers closely to the long-term interests of the Company and its shareholders.  In determining the amount of long-term incentive compensation for each executive, the Compensation Committee considers the executive’s performance, the executive’s potential future contributions to the Company, the current compensation of the executive, the importance of the executive to the Company over the long-term, the executive’s performance relative to his or her peers within the Company, and retention issues and concerns.  Furthermore, the Compensation Committee looks at the overall performance of the Company and other qualitative factors such as team building and infrastructure creation in determining long-term incentive compensation.  The Compensation Committee can and does exercise discretion regarding its determination of long-term incentive compensation.

Awards of long-term incentive compensation are made pursuant to the 2004 Equity Incentive Plan.  The 2004 Equity Incentive Plan provides for the grant of stock options, stock appreciation rights, stock awards, performance shares and incentive awards.  The Compensation Committee has used and expects to continue using restricted stock awards as the long-term incentive compensation component to the executive compensation program and believes restricted stock awards are an effective way to link an executive’s compensation to the performance of the Company.

Restricted shares may be granted to officers annually in amounts to be recommended by the Compensation Committee and approved by the Board of Trustees.  Typically, twenty five percent of the restricted shares vest on each anniversary of the grant date resulting in 100% of such restricted shares being fully vested on the fourth anniversary of the grant date.  The owners of the restricted shares are entitled, however, to receive all of the dividends declared by the Company and attributed to their ownership of the restricted shares during the vesting period.

Consistent with its philosophy of aligning executive compensation with the enhancement of long-term shareholder value, for 2007, the Compensation Committee recommended and the Board of Trustees approved restricted stock awards in the following amounts:

Officer	Office	Value of Restricted Shares Granted
Hasu P. Shah	Chairman of the Board of Trustees	$100,000
Jay H. Shah	Chief Executive Officer	$1,000,000
Neil H. Shah	President and Chief Operating Officer	$1,000,000
Ashish R. Parikh	Chief Financial Officer	$400,000
Michael R. Gillespie	Chief Accounting Officer	$75,000

We recently determined that, in 2006 and 2007, the Company made certain restricted share awards pursuant to the 2004 Equity Plan in excess of the 25,000 share limit for each plan participant in any calendar year set forth in that plan.  The restricted shares granted in excess of the per-award annual share limit were as follows:

Officer	Restricted Shares in Excess of Annual Limit
2006
Jay H. Shah, Chief Executive Officer	10,000
Neil H. Shah, President & Chief Operating Officer	7,000

2007
Jay H. Shah, Chief Executive Officer	58,333
Neil H. Shah, President & Chief Operating Officer	58,333
Ashish R. Parikh, Chief Financial Officer	8,333

These restricted shares were issued pursuant to stock award agreements on June 1, 2006 and June 1, 2007, and have been disclosed in various filings with the SEC since that time.  Because these awards exceeded the per-award annual share limit set forth in the plan, each of the recipients of these awards has agreed to forfeit to the Company the shares awarded in excess of the per-award annual share limit.

If the 2008 Equity Incentive Plan is approved by shareholders, the Company anticipates issuing additional restricted shares to the executive officers listed above to compensate them for the forfeiture of the previous restricted share awards.  Such additional awards are contemplated to be for the number of restricted shares forfeited, and these awards will vest according to the original vesting schedule of the restricted shares that are forfeited.

As of December 31, 2007, no options or warrants to acquire the Company’s securities were outstanding.  The Company has not issued options since January 1999, and no options have been outstanding since January 2004.

Benefits

Benefits are established based upon an assessment of competitive market factors and a determination of what is required to attract and retain talent, as well as provide long-term financial security to our employees and their families.  The Compensation Committee periodically considers benefit levels based on competitive influences, as well as the cost of the programs to the Company relative to the value to employees.  The Company’s primary benefits for executive officers include participation in the Company’s health, dental and vision plans, 401k plan and various insurance plans, including disability and life insurance, on the same basis as any other employee.  The Company does not match employee contributions to its 401k plan.

Contractual Arrangements

The Company has entered into employment agreements with Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh and Michael R. Gillespie. The terms of these employment agreements include provisions related to payments to be made to the officers for events related to changes of control of the Company.  These employment agreements are described under “Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control” beginning on page 18.  The Compensation Committee believes it is appropriate for the Company to have an employment agreement with the executive officers to support stable and highly competent management on a long-term basis.

The Compensation Committee reviews the continued suitability of the employment and change of control agreements at least annually.  The Compensation Committee believes that the agreements serve the interests of the Company and its shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, its executives will be able to advise the Board of Trustees about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change of control.  The change of control agreements include so-called double triggers, which mean that benefits become available to executives under the agreements only upon a change of control and certain adverse employment developments for the executives such as termination by the Company without cause or termination by the executive for good reason.  The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of executives in employment security without unduly burdening the Company or shareholder value.

Stock Ownership Guidelines

The Company’s executive officers are not formally required to achieve or maintain any particular level of stock ownership in the Company.  However, our Chairman of the Board of Trustees, Chief Executive Officer and President and Chief Operating Officer maintain significant stock ownership positions in the Company.  Specifically, our Chairman of the Board of Trustees, Chief Executive Officer and President and Chief Operating Officer own 1.20%, 3.67% and 3.55% respectively, of our issued and outstanding common shares on a fully diluted basis.  All of our trustees and officers considered as a whole own 9.84% of our issued and outstanding common shares on a fully diluted basis.  A detailed listing of their respective ownership interests is located on page 2.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the committee recommends that it be included in this proxy statement.

COMPENSATION COMMITTEE

Michael A. Leven, Chairperson
Donald J. Landry
John M. Sabin
April 18, 2008

EXECUTIVE COMPENSATION

We did not pay compensation to our executive officers or other employees from our inception through 2003. However, beginning with the 2004 fiscal year, we established a formal management compensation plan for our executive officers.

Summary Compensation Table

The following table presents information relating to total compensation of the named executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total

Hasu P. Shah	2007	$150,000	$53,659	$-	$23,885	$227,544
Chairman of the Board of Trustees	2006	125,000	32,568	62,500	22,423	242,491

Jay H. Shah	2007	$400,000	$291,972	$400,000	$66,916	$1,158,888
Chief Executive Officer	2006	350,000	107,979	262,500	31,945	752,425

Neil H. Shah	2007	$375,000	$260,922	$375,000	$71,870	$1,082,791
President and Chief Operating Officer	2006	320,000	79,867	240,000	47,146	687,013

Ashish R. Parikh	2007	$250,000	$122,326	$187,500	$40,797	$600,623
Chief Financial Officer	2006	225,000	51,422	112,500	31,134	420,055

Michael R. Gillespie	2007	$175,000	$22,979	$43,750	$20,360	$262,089
Chief Accounting Officer	2006	155,000	6,854	23,250	7,825	192,929
_______________
(1)
Represents expense recognized by the Company for financial statement reporting purposes in the year of the award in accordance with SFAS No. 123R for restricted common share awards held by each named executive officer, which may include amounts from awards granted in and prior to 2007. Please see Note 9 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of share-based compensation expense.

(2)
Includes insurance premiums paid by the Company for medical, dental and life insurance benefits and dividend payments on unvested restricted common shares.  In 2007, the following health insurance premium amounts were paid:  Hasu P. Shah - $12,447; Jay H. Shah - $3,616; Neil H. Shah - $14,960; Ashish R. Parikh - $14,960; Michael R. Gillespie - $14,960.  In 2007, the following dividend amounts were paid on unvested restricted common shares: Hasu P. Shah - $11,437; Jay H. Shah - $63,300; Neil H. Shah - $56,910; Ashish R. Parikh - $25,837; Michael R. Gillespie - $5,400.

Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control

On June 28, 2007, we entered into amended and restated employment agreements  (individually, an “Agreement” collectively, the “Agreements”) with Hasu P. Shah (Chairman of the Board of Trustees), Jay H. Shah (Chief Executive Officer), Neil H. Shah (President and Chief Operating Officer), Ashish R. Parikh (Chief Financial Officer) and Michael R. Gillespie (Chief Accounting Officer)  (individually, an “Executive” and collectively, the “Executives”).  These Agreements supersede all prior employment agreements between each Executive and the Company and were filed in their entirety as exhibits to our Current Report on Form 8-K filed July 3, 2007.

The Agreements expire on December 31, 2008 if written notice of non-renewal by either party is given to the other party by July 3, 2008.  If no such notice is given, the Agreement continues until terminated by either party upon not less than one hundred eighty (180) days notice to the other party setting forth the effective date of termination.  The Agreements provide for a minimum base salary and eligibility to receive certain incentive compensation, including but not limited to, stock options or shares of stock of the Company. The Agreements contain provisions that provide for the payments and provisions of other benefits by the Company to the effected Executive upon the occurrence of certain triggers. These triggers include the termination of such Executive’s employment with the Company due to voluntary termination, termination with cause, death or disability, termination without cause and termination without cause or resignation for good reason following a change of control. Specifically, the Agreements also provide for the payment of certain compensation to each Executive in the event of a voluntary or involuntary termination of such Executive’s employment by the Company or upon a change of control of the Company, including the following:

•
Upon a termination without cause (as defined in the Agreements), the Company shall make a lump sum payment to the Executive within ten (10) days after termination without cause equal to the sum of the Executive’s accrued but unused vacation to the date of termination plus the amount of the Executive’s monthly base salary then in effect for the lesser of 12 months or the number of months (including a fractional month) remaining in the term of the Agreement.

•
Upon a termination without cause or an Executive’s resignation for good reason (as defined in the Agreements) within twelve months following a change of control of the Company (as defined in the Agreement), the Company shall (i) fully vest the Executive’s share awards and option grants, regardless of any vesting schedule, (ii) pay all base salary and any reimbursable expenses incurred and accrued vacation through the termination date, (iii) pay an amount equal to a multiple of the sum of (x) the Executive’s then annual base salary, (y) the maximum annual bonus that the Executive could earn for the year that includes the date of termination (or if no maximum bonus amount has been set, the Executive’s target bonus for that year) and (z) the fair market value (determined as of the date of the change of control) of the share award(s) received by the Executive for the year that includes the date of termination (or if no share awards were made in that year, the next preceding year in which the Executive received a share award), and (iv) pay the Executive’s insurance benefits for a period of eighteen (18) months after termination. If the insurance benefit would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, it will be reduced, if and only to the extent that, a reduction will allow the Executive to receive a greater net after tax amount than the Executive would receive absent a reduction. For purposes of calculating the payment described in (iii) above, the Agreements provide for the following multiples: Hasu P. Shah - 2x; Jay H Shah - 4x; Neil H. Shah 3x; Ashish R. Parikh; 2x and Michael R. Gillespie - 1x.  Payments made in accordance with the change of control provisions shall be made in one lump within ten days following such termination.

The Agreements also contain certain provisions concerning confidential information, non-competition and non-recruitment.

The following table sets forth the costs that the Company would have incurred and the payments the named executive officers would have received if they were terminated as of December 31, 2007 under the terms of the Agreements.

	Cash Payment	Continued Medical and Dental Benefits	Number of Unvested Shares	Value of Unvested Shares (1)	Total Cost of Termination

Voluntary Termination or Termination with Cause
Hasu P. Shah	$-	$-	18,020	$-	$0
Jay H. Shah	$-	$-	122,083	$-	$0
Neil H. Shah	$-	$-	114,833	$-	$0
Ashish R. Parikh	$-	$-	49,270	$-	$0
Michael R. Gillespie	$-	$-	10,000	$-	$0

Death or Disability
Hasu P. Shah	$12,500	$-	18,020	$-	$12,500
Jay H. Shah	$33,333	$-	122,083	$-	$33,333
Neil H. Shah	$31,250	$-	114,833	$-	$31,250
Ashish R. Parikh	$20,833	$-	49,270	$-	$20,833
Michael R. Gillespie	$14,583	$-	10,000	$-	$14,583

Termination Without Cause
Hasu P. Shah	$150,000	$-	18,020	$171,190	$321,190
Jay H. Shah	$400,000	$-	122,083	$1,159,789	$1,559,789
Neil H. Shah	$375,000	$-	114,833	$1,090,914	$1,465,914
Ashish R. Parikh	$250,000	$-	49,270	$468,065	$718,065
Michael R. Gillespie	$175,000	$-	10,000	$95,000	$270,000

Termination Without Cause or Resignation for Good Reason following a Change of Control
Hasu P. Shah	$500,000	$18,671	18,020	$171,190	$689,861
Jay H. Shah	$7,600,000	$1,884	122,083	$1,159,789	$8,761,673
Neil H. Shah	$5,531,250	$22,110	114,833	$1,090,914	$6,644,273
Ashish R. Parikh	$1,800,000	$22,110	49,270	$468,065	$2,290,175
Michael R. Gillespie	$311,250	$22,110	10,000	$95,000	$428,360
____________
(1)	Calculated by multiplying the number of unvested shares by $9.50, the closing market price of the Company’s common shares on December 31, 2007.

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2007.  For more information regarding grants of plan-based awards, see “Compensation Discussion and Analysis” beginning on page 10.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date Fair Value of
Name	Grant Date	Threshold	Target	Maximum	Number of Shares of Stock (1)	Stock (2)
Hasu P. Shah	May 7, 2007	N/A	N/A	N/A	8,333	$102,663
Jay H. Shah	May 7, 2007	$200,000	-	$400,000	83,333	$1,026,663
Neil H. Shah	May 7, 2007	$187,500	-	$375,000	83,333	$1,026,663
Ashish R. Parikh	May 7, 2007	$62,500	-	$187,500	33,333	$410,663
Michael R. Gillespie	May 7, 2007	$26,250	-	$43,750	6,250	$77,000

(1)	The number of restricted shares granted was calculated using a volume weighted average of the closing price of our common shares for the 30 trading days immediately preceding their grant date.
(2)	The grant date fair value of the restricted shares issued was calculated using the closing price of our common shares on the date of issuance.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2007.

	Stock Awards
Name	Number of Shares or Units or Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Hasu P. Shah	18,020	$171,190
Jay H. Shah	122,083	$1,159,789
Neil H. Shah	114,833	$1,090,914
Ashish R. Parikh	49,270	$468,065
Michael R. Gillespie	10,000	$95,000
________________
(1)	Calculated by multiplying the number of shares by $9.50, the closing market price of the Company’s common shares on December 31, 2007.

Option Exercises and Stock Vested

The Company did not issue any options in 2007, and as of December 31, 2007 there were no options outstanding.  The following table presents information concerning the vesting of stock (including restricted stock, restricted stock units and similar instruments) for the named executive officers during the fiscal year ended December 31, 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Hasu P. Shah	4,063	$50,056
Jay H. Shah	15,000	$184,800
Neil H. Shah	11,750	$144,760
Ashish R. Parikh	6,563	$80,856
Michael R. Gillespie	1,250	$15,400
________________
(1)	Calculated by multiplying the number of shares by $12.32, the closing market price of the Company’s common shares on June 1, 2007, the vesting date of the shares.

Equity Compensation Plan Information

The following table summarizes information with respect to equity compensation as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	N/A	N/A	1,109,823	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	N/A	N/A	1,109,823

________________
(1)	As of December 31, 2007, no options or warrants to acquire our securities were outstanding. Pursuant to our 2004 Equity Incentive Plan we issued:
•	in March 2005, 2,095 common shares to our Independent Trustees;
•	in June 2005, 71,000 restricted shares of beneficial interest to executives of the Company;
•	in January 2006, 1,000 common shares to each of our five Independent Trustees;
•	in June 2006, 89,500 restricted shares of beneficial interest to executives of the Company;
•	in January 2007, 1,000 common shares to each of our four Independent;
•	in June 2007, 214,582 restricted shares of beneficial interest to executives of the Company;
•	in July 2007, 1,000 common shares to each of our four Independent Trustees; and
•	in January 2008, 1,000 common shares to each of our four Independent Trustees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In developing our portfolio since our initial public offering in 1999, we have entered into various transactions with our trustees, officers and entities controlled by them, including transactions relating to the leasing and managing of our hotels, acquisitions and dispositions of hotels, loans made by or for the benefit of us, and the purchase of goods and services. Certain of these transactions have been instrumental in the implementation of our business strategy and the growth of our portfolio. Although we have made certain efforts, described below, to ensure that these transactions were negotiated on an arms-length basis, we cannot assure you of this fact or that the terms of these transactions are as favorable to us as those we may have received from unaffiliated third parties. As a result of the growth in our portfolio, our current growth strategy and modifications to the REIT qualification rules, we have adopted certain policies with respect to transactions with our trustees, officers and entities controlled by them. The following is a summary of certain of these transactions, including a description of the transaction, the business purpose for the transaction and our current policy with respect to such a transaction.

Portfolio Formation Transactions with Trustees and Officers

In connection with our initial public offering in 1999, entities controlled by our officers and affiliated trustees contributed ten hotels to us in exchange for limited partnership units in our operating partnership. Since that time, we have continued to buy hotels from, and sell hotels to, entities controlled by our officers and affiliated trustees when a majority of our independent trustees has determined it was in our best interest to do so.

Hotel Acquisitions

We have not, and do not in the future intend to, undertake the risks of developing new hotels. However, since our initial public offering in 1999, we have been able to acquire newly-constructed or newly-renovated hotels from entities controlled by our officers or affiliated trustees. Of the 78 hotel properties purchased by us since our initial public offering, 23 were acquired from affiliates, 20 of which were newly-constructed or substantially renovated. In connection with our initial public offering, we entered into an Option Agreement with Hasu Shah, Jay Shah, Neil Shah, K.D. Patel, David Desfor, and Kiran Patel. Pursuant to this agreement, we had the option to purchase any hotels owned or developed by these individuals that was within fifteen miles of any of our hotels or any hotel subsequently acquired by us for two years after such acquisition or development. In September 2003, the parties to this agreement amended the Option Agreement so that (a) the right of first refusal now applies to all hotels owned or developed by the parties, regardless of proximity to our hotels, and (b) the right of first refusal applies to each party until one year after such party ceases to be an officer or trustee. This arrangement gives us access to a pipeline of newly-constructed and newly-renovated hotels, without bearing all the risks associated with development and renovation.

The following table sets forth certain information with respect to all of the acquisitions of, and agreements to acquire, hotels from entities controlled by our officers or trustees since January 1, 2006.

Hotel	Acquisition Date	Affiliated Sellers	Purchase Price

Duane Street Hotel New York, New York	January 4, 2008	44 Duane Street, LLC and 5444 Associates in which Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, David L. Desfor and Kiran P. Patel collectively owned a 75.5% interest.	$24.8 million, including $2.0 million in cash, $15.0 million in debt, and the issuance of limited partnership units of HHLP valued at approximately $7.8 million

Hampton Inn, Philadelphia, Pennsylvania *	October 1, 2007	Affordable Hospitality Associates, LP, in which Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, David L. Desfor and Kiran P. Patel collectively owned a 77.0% interest.	$4.2 million which was paid in the form of limited partnership units of HHLP

Holiday Inn Norwich, Connecticut	July 1, 2007	44 Hersha Norwich Associates LLC in which Hasu P. Shah, Jay H. Shah, Neil H. Shah, David L. Desfor, Kiran P. Patel and Ashish Parikh collectively owned a 65.8% interest.	$16.1 million, including the assumption of approximately $8.2 million in debt and the issuance of limited partnership units of HHLP valued at approximately $7.9 million

Holiday Inn Express New York, New York	February 1, 2007	H. Metro Delaware LLC in which Hasu P. Shah, K.D. Patel, Jay H. Shah, Neil H. Shah, David L. Desfor, and Kiran P. Patel collectively owned a 88.0% interest	$7.8 million which was paid in the form of limited partnership units of HHLP

Hampton Inn New York, New York	February 1, 2007	BCM, LLC and HPS Seaport, LLC in which Hasu P. Shah, K.D. Patel, Jay H. Shah, Neil H. Shah, David L. Desfor, and Kiran P. Patel collectively owned a 88.0% interest in each of the sellers.
$27.6 million, including the assumption of $19.3 million of debt, the issuance of a note payable in the amount of approximately $8.2 million and the issuance of limited partnership units of HHLP valued at approximately $167,500

Marriott Residence Inn Carlisle, Pennsylvania	January 10, 2007	44 Carlisle Associates LP, in which Hasu P. Shah, K.D. Patel, Jay H. Shah, Neil H. Shah, David L. Desfor, and Kiran P. Patel collectively owned a 88.0% interest	$8.6 million, including $1.6 million in cash and $7.0 million in debt

Holiday Inn Express & Suites Cambridge, Massachusetts	May 3, 2006	44 Cambridge Associates LLC, in which Hasu P. Shah, K.D. Patel, and Kiran P. Patel collectively owned a 100.0% interest.	$12.2 million in cash

Hilton Garden Inn, New York, New York (JFK Airport)	February 16, 2006	H. Metro Delaware LLC in which Hasu P. Shah, K.D. Patel, Jay H. Shah, Neil H. Shah, David L. Desfor, and Kiran P. Patel collectively owned a 88.0% interest	$29.0 million, including the assumption of $13.0 million of debt

Hampton Inn, Philadelphia, Pennsylvania	February 15, 2006	Affordable Hospitality Associates, LP, in which Hasu P. Shah, K.D. Patel, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, David L. Desfor and Kiran P. Patel collectively owned a 90.1% interest.	$25.0 million in cash

* Acquisition of the remaining 20% of the limited partnership interests in Affordable Hospitality Associates, LP.  On February 15, 2006, HHLP acquired 80% of the limited partnership interests in the Affordable Hospitality Associates, LP.

Hotel Development Loans

We have approved lending to entities in which our executive officers and affiliated trustees have owned an interest to enable such entities to construct hotels and conduct related improvements on specific hotel projects at interest rates ranging from 10% to 13.5% (“Development Loans”). The rate for each of these loans is based upon the security interest and term of the loan and is approved by the independent trustees. As of December 31, 2007, our Development Loans totaled approximately $58,183,000 and consisted of the following:

Hotel Property	Borrower	Principal Outstanding 12/31/2007	Interest Rate	Maturity Date
Sheraton - JFK Airport, NY	Risingsam Hospitality, LLC	$10,016	10%	September 30, 2008
Hampton Inn & Suites - West Haven, CT	44 West Haven Hospitality, LLC	2,000	10%	October 9, 2008	*
Hilton Garden Inn - New York, NY	York Street LLC	15,000	11%	July 1, 2008
Hampton Inn - Smithfield, RI	44 Hersha Smithfield, LLC	2,000	10%	October 9, 2008	*
Homewood Suites - Newtown, PA	Reese Hotels, LLC	700	11%	June 1, 2008
Boutique Hotel - Union Square, NY	Risingsam Union Square, LLC	10,000	10%	May 31, 2008
Hilton Garden Inn/Homewood Suites - Brooklyn, NY	167 Johnson Street, LLC
Tranche 1		11,000	11%	September 21, 2008
Tranche 2		9,000	13.5%	September 24, 2008
Discount		(1,533)
Total Hilton Garden Inn/Homewood Suites - Brooklyn, NY		18,467

Total Development Loans Receivable		$58,183
________________
*  Indicates borrower is a related party.

Management Agreements with HHMLP

Our wholly owned TRS, 44 New England, engages eligible independent contractors, including HHMLP, as the property managers for hotels it leases from us pursuant to management agreements. Our management agreements with HHMLP provide for five-year terms and are subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of our hotels. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by our TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.  Management agreements with other unaffiliated hotel management companies have similar terms.

As of December 31, 2007, HHMLP managed 44 of the properties leased to our TRS.  HHMLP also managed three consolidated joint venture hotel properties and four unconsolidated joint venture hotel properties in which we maintain an investment. For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel. There were no incentive management fees for the years ended December 31, 2007 and 2006. For the years ended December 31, 2007 and 2006, management fees incurred totaled $5,571,000 and $4,361,000, respectively, and are recorded as Hotel Operating Expenses.  Hasu P. Shah, Jay H. Shah, Neil H. Shah, David L. Desfor and Kiran P. Patel collectively own a 70% interest in HHMLP.

Unit Redemption

In 2007, 306,460 units of limited partnership interest in our operating partnership were redeemed for our common shares of beneficial interest, including 45,000 units redeemed by Kiran P. Patel and 50,000 units redeemed by K.D. Patel.  Kiran P. Patel currently serves on the Company’s Board of Trustees and K.D. Patel served on the Company’s Board of Trustees through May of 2007.  All other units redeemed were held by third parties.  Each unit was redeemed for one common share of beneficial interest.

Miscellaneous Services Provided by Affiliated Entities

Accounting and Information Technology Services Provided by HHMLP

HHMLP provides accounting and information technology services for the Company. Monthly fees for accounting services are $2,000 per wholly owned property.  Monthly information technology fees are $500 per wholly owned property and $1,000 for the corporate headquarters. For the year ended December 31, 2007, the Company incurred accounting fees of $1,408,000 and information technology fees of $288,000. For the year ended December 31, 2006, the Company incurred accounting fees of $1,053,000 and information technology fees of $251,000.

Capital Expenditure Services Provided by HHMLP

Beginning April 1, 2006, HHMLP began to charge a 5% fee on all capitalized expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects.  For the years ended December 31, 2007 and 2006, we incurred fees of $292,000 and $155,000, respectively, which were capitalized in with the cost of fixed asset additions.

Payments to Hersha Supply Management Company

We have purchased hotel supplies for our hotel properties from time to time from Hersha Supply Management.  For the years ended December 31, 2007 and 2006, we paid Hersha Supply Management $2,113,000, $1,686,000, respectively. Hersha Supply Management is not our only provider of hotel supplies and must bid with a number of unaffiliated suppliers for our business.  Hasu P. Shah, Jay H. Shah, Neil H. Shah, David L. Desfor and Kiran P. Patel collectively own a 76% interest in Hersha Supply Management.

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Trustees (the “Audit Committee”) is composed of three independent trustees and operates under a written charter adopted by the Board of Trustees.  The Audit Committee reviews audit fees and recommends to the Board of Trustees the selection of the Company’s independent accountants.  Management is responsible for the Company’s internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with PCAOB standards and for issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Trustees.  In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent accountants for the 2007 fiscal year.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (Codification of Statements on Accounting Standards), including the scope of the auditor’s responsibilities, significant accounting adjustments and any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and KPMG LLP and the Audit Committee’s review of the representation of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

On November 29, 2007, the Board of Trustees, upon recommendation of the Audit Committee, engaged KPMG LLP to serve as the Company’s independent accountants for the 2007 fiscal year.  Two representatives from KPMG LLP attended our annual meeting.

The Audit Committee reviews with management and the independent accountants the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q.  The Audit Committee also reviews the fees charged by the Company’s independent accountants.  During the fiscal years ended December 31, 2007 and 2006, KPMG LLP billed the Company the fees set forth below in connection with services rendered by that respective firm to the Company.

Principal Accountant Fees and Services

KPMG LLP was Hersha’s principal independent accountant for the 2007 and 2006 fiscal years and billed, or expects to bill, the following fees for fiscal 2007 and fiscal 2006.

Audit Fees

For professional services rendered by KPMG LLP for the audit of our annual financial statements, reviews of the financial statements included in the our Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, and an audit of internal control over financial reporting, KPMG LLP billed us $745,000 with respect to 2007 and $873,000 with respect to 2006.

Audit Related Fees

For professional services rendered by KPMG LLP provided in connection with comfort letters and SEC registration statements, KPMG LLP billed us $41,000 with respect to 2007 and $335,000 with respect to 2006.

Tax Fees

For professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning matters, KPMG LLP billed us fees in the aggregate amount of $145,000 with respect to 2007 and $122,000 with respect to 2006. These tax services related to the preparation of our state and federal tax returns, and tax advice on structuring loans and joint venture and review of dividend calculations.

All Other Fees

KPMG LLP did not render or charge us for any other services not included in audit fees or audit related fees as disclosed above with respect to 2007 or 2006.

Pre-Approval Policies for Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that it must pre-approve all audit and permissible non-audit services provided by the independent auditor prior to engagement of the auditor for each such service. Except as disclosed above, there were no non-audit services provided by the independent auditor in 2005.

THE AUDIT COMMITTEE

Thomas S. Capello, Chairperson
Donald J. Landry
John M. Sabin
April 18, 2008

PERFORMANCE GRAPH

The following graph compares the yearly change in our cumulative total shareholder return on our common shares of beneficial interest for the period beginning January 1, 2003 and ending December 31, 2007, with the yearly changes in the Standard & Poor’s 500 Stock Index (the S&P 500 Index), the Russell 2000 Index, and the SNL Hotel REITs Index (“Hotel REIT Index”) for the same period, assuming a base share price of $100.00 for our common shares, the S&P 500 Index, the Russell 2000 Index and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of nineteen publicly traded REITs which focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not indicative of future investment performance. We do not make or endorse any predictions as to future share price performance:

	Period Ending December 31,
	2002	2003	2004	2005	2006	2007
Hersha Hospitality Trust	$100.00	$172.48	$210.86	$178.75	$241.83	$212.51
Russell 2000	100.00	147.25	174.24	182.18	215.64	212.26
SNL Hotel REITs Index	100.00	130.49	173.10	190.07	244.45	190.25
S&P 500	100.00	128.68	142.69	149.68	173.32	182.84

PROPOSAL TWO -- APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN

The 2008 Equity Incentive Plan

The Board of Trustees has approved a new equity incentive plan (the “2008 Incentive Plan”) for the purpose of attracting and retaining our executive officers, employees, trustees and other persons and entities that provide services to us. The 2008 Incentive Plan authorizes the issuance of options to purchase common shares and the grant of share awards, performance shares, share appreciation rights and incentive awards. As of the date hereof, the existing 2004 Equity Incentive Plan (the “2004 Incentive Plan”) has 1,105,823 shares available for issuance.  If the 2008 Incentive Plan is approved, no additional awards will be made under the 2004 Incentive Plan; therefore, the 2008 Incentive Plan increases the shares authorized for issuance by 1,894,177 shares.

The following summary of the material terms of the 2008 Incentive Plan is qualified in its entirety by the actual terms of the 2008 Incentive Plan, a complete copy of which is attached hereto as Appendix B and incorporated by reference herein.

Administration

Administration of the 2008 Incentive Plan is carried out by the Compensation Committee of the Board of Trustees. The Compensation Committee may delegate its authority under the 2008 Incentive plan to one or more officers, but it may not delegate its authority with respect to awards to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term "administrator" means the Compensation Committee or its delegate.

Eligibility

Our officers and employees and those of our operating partnership and other subsidiaries and certain affiliates are eligible to participate in the 2008 Incentive Plan. Our trustees and other persons and entities that provide services to us (directly or indirectly through their employer) are also eligible to participate in the 2008 Incentive Plan.

Share Authorization

Up to 3,000,000 common shares are available for issuance under the 2008 Incentive Plan. No more than 2,000,000 shares may be issued as stock awards or in settlement of performance share grants. These limitations, the terms of outstanding awards, and the individual grant limitations described below will be adjusted as the Board of Trustees determines is appropriate in the event of a stock dividend, stock split, reclassification of shares or similar events.

Awards

Options. The administrator will select the participants who are granted options and, consistent with the terms of the 2008 Incentive Plan, will prescribe the terms of each option. The option price cannot be less than the shares' fair market value on the date the option is granted and except in the case of stock splits and stock dividends and similar changes in capitalization, the option price cannot be reduced after an option is granted. The option price may be paid in cash or, with the administrator's consent, by surrendering common shares, or by a combination of cash and common shares. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. Options generally will be nontransferable except in the event of the participant's death but the administrator may allow the transfer of options (other than incentive stock options) to members of the participant's immediate family, a family trust or a family partnership.

No participant may be granted incentive stock options that are first exercisable in a calendar year for common shares having a total fair market value (determined as of the option grant), exceeding $100,000. In addition, no participant may be granted options in any calendar year for more than 750,000 shares.

Stock Awards.  The administrator also will select the participants who are granted stock awards and, consistent with the terms of the 2008 Incentive Plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may also be based on performance goals that are stated with reference to funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common shares, appreciation in value of the common shares, revenue per available room, peer shareholder returns or other financial measures that the administrator may designate. No participant may be granted stock awards in any calendar year for more than 250,000 shares.

Performance Shares. The 2008 Incentive Plan also authorizes the grant of performance shares, i.e., the right to receive a future payment, based on the value of the common shares, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award will include a requirement that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to funds from operations, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common shares, appreciation in value of the common shares, peer shareholder returns, increases in revenue per available room, or other financial measures that the administrator may designate. The period in which a performance share award may be earned will be at least three years except that the period will be at least one year in the case of an award that is subject to requirements based on one or more of the foregoing performance criteria. To the extent that a performance award is earned, it may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant may be granted more than 250,000 performance shares in any calendar year.

Stock Appreciation Rights. The administrator also will select the participants who receive stock appreciation rights under the 2008 Incentive Plan. A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a common share on the date of exercise exceeds the fair market value of a common share on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common shares or a combination of cash and common shares.  If a stock appreciation right is settled, in whole or in part, with common shares, then the share authorization of the 2008 Incentive Plan will be reduced by the number of stock appreciation rights exercised (rather than the number of common shares issued).  No participant may be granted more than 750,000 stock appreciation rights in any calendar year.

Incentive Awards. The 2008 Incentive Plan also permits the grant of incentive awards to participants selected by the administrator. An incentive award is a cash bonus that is payable if certain objectives are achieved. The objectives will be prescribed by the administrator and will be stated with reference to one or more performance criteria described above. The period in which performance is measured will be at least one year. No participant may be granted incentive awards in any calendar year that exceed the lesser of (i) 200% of the participant's base salary (prior to any salary reduction or deferral election) as of the date of grant or (ii) $1,000,000.

Amendment and Termination

No awards may be granted under the 2008 Incentive Plan after March 18, 2018. The Board of Trustees may amend or terminate the 2008 Incentive Plan at any time, but an amendment will not become effective without the approval of our shareholders if it increases the number of common shares that may be issued under the 2008 Incentive Plan (other than changes to reflect certain corporate transactions and changes in capitalization), materially modifies the requirements for eligibility to participate in the 2008 Incentive Plan or provides for option repricing. No amendment or termination of the 2008 Incentive Plan will affect a participant's rights under outstanding awards without the participant's consent.

Change in Control

Upon a change in control, the 2008 Incentive Plan provides that Compensation Committee is authorized, in its discretion and without the need for a Participant’s consent, to take one or more or a combination of the following actions:

•
cause (i) outstanding options and stock appreciation rights to become fully exercisable, (ii) outstanding stock awards to become transferable and nonforfeitable and (iii) outstanding performance shares and incentive awards to become earned and nonforfeitable in their entirety;

•
provide that an outstanding option, stock appreciation right, stock award, performance share or incentive award shall be assumed by, or replaced with a substitute award granted by, the surviving entity in the change in control; or

•	provide that each option, stock appreciation right, stock award, performance share or incentive award shall be cancelled in exchange for a payment.

Under the 2008 Incentive Plan, the term “change in control" is generally defined to include (1) the acquisition of at least 50% of our voting securities by any person or a group acting together; (2) the transfer of at least 40% of the company's total assets; or (3) a change in the membership of the Board during any twelve month period such that the continuing trustees (as defined in the 2008 Incentive Plan) cease for any reason to constitute a majority of the Board.

Federal Tax Consequences

Counsel has advised us regarding the federal income tax consequences of the 2008 Incentive Plan. No income is recognized by a participant at the time an option or stock appreciation right is granted. If the option is an incentive stock option, no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he disposes of shares acquired under an incentive stock option. The exercise of an option that is not an incentive stock option and the exercise of a stock appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price or the amount paid in settlement of the stock appreciation right.

Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes income equal to the fair market value of the common stock.

No income is recognized upon the grant of a performance share award or an incentive award. Income will be recognized on the date that payment is made under the performance share award or incentive award.

The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option or stock appreciation right or the vesting of a stock award or the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of incentive stock option stock.

Vote Required

The 2008 Incentive Plan must be approved by the holders of a majority of the total votes cast on the 2008 Incentive Plan at the annual meeting, provided that a quorum is present at such meeting, in person or by proxy. An abstention from voting has the same legal effect as a vote "against" the proposal. If a shareholder holds shares in a broker's account and has given specific voting instructions, the shares will be voted in accordance with those instructions. If no voting instructions are given, the shareholder's shares will not be voted with respect to the proposal and will not be counted in determining the number of shares entitled to vote on the 2008 Incentive Plan.

2008 Stock Awards

The Board of Trustees has approved the following stock awards to the named executive officers as a component of each named executive officers’ 2008 compensation packages:

Officer	Value of Restricted Shares Awarded
Hasu P. Shah, Chairman of the Board	$150,000
Jay H. Shah, Chief Executive Officer	1,000,000
Neil H. Shah, President & Chief Operating Officer	1,000,000
Ashish R. Parikh, Chief Financial Officer	400,000
Michael R. Gillespie, Chief Accounting Officer	75,000

The number of restricted shares to be granted will be calculated using a volume weighted average of the closing price of our common shares for the 20 trading days immediately preceding their issuance. The 2008 stock awards will be made pursuant to the 2008 Incentive Plan, subject to approval of the 2008 Incentive Plan by the shareholders as proposed in this proxy statement.  Twenty-five percent of the restricted shares will vest on each anniversary of the date of grant, resulting in 100% of such restricted shares being fully vested on the fourth anniversary of the date of grant.

The 2004 Equity Incentive Plan

Upon approval of the 2008 Incentive Plan, we will terminate the 2004 Equity Incentive Plan (and no additional awards will be made under the 2004 Equity Incentive Plan), and future awards to plan participants will be made pursuant to the terms of the 2008 Incentive Plan. Termination of the 2004 Equity Incentive Plan will not affect awards previously made under that plan.

The Board of Trustees recommends a vote FOR the approval of the 2008 Equity Incentive Plan.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has unanimously approved and voted to recommend that the shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.  We anticipate that two persons from KPMG LLP will attend our annual meeting and these persons will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Trustees recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditors of the Company for 2008.

PROPOSALS FOR 2009 ANNUAL MEETING

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2009 annual meeting of shareholders must present such proposal to the Company at its principal office in Harrisburg, Pennsylvania not later than December 22, 2008 in order for the proposal to be considered for inclusion in the Company’s proxy statement.  The Company anticipates holding the 2008 annual meeting on or about May 30, 2009.  We will not consider proposals received after December 22, 2008 for inclusion in our proxy materials for our 2009 Annual Meeting of Shareholders.

The Company’s bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing not later than 120 days prior to the first anniversary of the preceding year’s annual meeting.  Accordingly, shareholders must give such notice in writing not later than January 23, 2009.  As to each matter, the notice shall contain (i) a brief description of the business desired to be brought before the meeting and the reasons for addressing it at the annual meeting; (ii) any material interest of the shareholder in such business; (iii) the name and address of the shareholder; and (iv) the number of each class of securities that are owned beneficially and of record by the shareholder.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request to Ashish Parikh, the Company’s Chief Financial Officer, at 44 Hersha Drive, Harrisburg, Pennsylvania 17102, Telephone (717) 236-4400, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and financial statement schedules filed by the Company with the SEC.

BY ORDER OF THE BOARD OF TRUSTEES

DAVID L. DESFOR
Secretary
April 18, 2008

Appendix A

HERSHA HOSPITALITY TRUST

AUDIT COMMITTEE CHARTER

The Audit Committee (“the Committee”), of the Board of Trustees (“the Board”) of Hersha Hospitality Trust (“the Company”), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION AND MEMBER REQUIREMENTS
The Committee will be comprised of three or more independent trustees as determined by the Board. The members of the Committee will meet the independence and “financial literacy” requirements of the exchange where the Company stock is listed and the United States Securities and Exchange Commission (“the SEC”).  The members of the Committee will be elected annually at the organizational meeting of the full Board.  At least one member of the Audit Committee shall be an audit committee financial expert in accordance with the rules and regulations of the SEC and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the standards of the exchange where the Company’s stock is listed.  Committee members may not simultaneously serve on the audit committee of more than two other public companies unless the Board determines that such simultaneous service does not impair efficacy of Board service.

PURPOSE
The Committee is a part of the Board.  Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to:
(i)	the annual financial information to be provided to shareholders and the SEC;
(ii)	the Company’s compliance with legal and regulatory requirements;
(iii)	the system of internal controls that management has established; and
(iv)	the performance of the Company’s internal audit function and independent public accountants.

The Committee may utilize an internal control letter and management letter provided by the independent accountants in order gauge management’s effectiveness in implementing a satisfactory system of internal controls.

The Committee may also utilize outside experts to provide internal control expertise, internal audit services or other expertise the Committee deems necessary to carry out its duties.

In addition, the Committee provides an avenue for communication between the internal audit function, the independent accountants, financial management and the Board.  The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee.  The Committee will make reports to the Board as necessary.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

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MEETINGS
The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary.  Committee meetings conducted via telephone or video conference are considered acceptable.  Content of the agenda for each meeting should be cleared by the Committee Chair.  The Committee will meet separately, periodically, with management and with external auditors.  It will also meet periodically in executive session.

ATTENDANCE
Committee members will strive to be present at all meetings or will strive to be present via telephone or video conference.  As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

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SPECIFIC DUTIES
In carrying out its oversight responsibilities, the Committee will:

Financial Statement and Disclosure Matters

A.
Review with the Company’s management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.  Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

B.	At the completion of the annual audit, review with management and the independent accountants the following:
(i)
The earnings press release, as well as financial information and earnings guidance provided to analysts and rating agencies.  This review may be general (i.e. types of information to be disclosed and types of presentations to be made).  The audit committee should discuss each release in advance.

(ii)
The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K, including the effect of off-balance sheet structures on the financial statements.

(iii)	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.
(iv)
Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.  Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management that, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statement.

(v)
Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit.  Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

C.	At the completion of each quarter, review with management and the independent accountants the following:
(i)
The earnings press release, as well as financial information and earnings guidance provided to analysts and rating agencies.  This review may be general (i.e. types of information to be disclosed and types of presentations to be made).  The audit committee should discuss each release in advance.

(ii)
The quarterly financial statements and related footnotes and financial information to be included in the Company’s quarterly report on Form 10-Q, including the effect of off-balance sheet structures on the financial statements.

(iii)	Results of the review of the financial statements and, if applicable, a report on changes during the quarter in accounting principles and their application.
(iv)
Serious disputes or difficulties with management encountered during the review.  Inquire about the cooperation received by the independent accountants during their review, including access to all requested records, data and information.

D.
Approve the audit committee report required to be included in the Company’s annual proxy statement under SEC rules, after it is prepared by management and reviewed by independent accountants.  The audit committee report should include a reference to the location on the internet where the audit committee charter can be found.

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Oversight of the Company’s Relationship with the Independent Auditor

A.
Be responsible for the appointment of the Company’s independent public accountants. Maintain direct responsibility for evaluation, termination, compensation and oversight of the Company’s independent auditors. Provide the full board with an overview of any material issues discovered by the audit committee.

B.
Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

C.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor

D.
Review the scope and general extent of the independent accountants’ annual audit prior to the annual audit of financial statements for the fiscal year. The Committee’s review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors.  The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit process.  The Committee will review annually with management the fee arrangement with the independent accountants.

E.
Pre-approve all audit and non-audit services to be performed by the independent auditor.  The Committee may delegate approval authority up to $50,000 to one of its members who reports to the Committee at its next meeting.

F.	Set clear policies for the Company’s hiring of employees or former employees of the independent public accountants.

G.
Have a predetermined arrangement with the independent accountants that they will advise the Committee, through its Chair and management of the Company, of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

H.	On at least an annual basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

I.	Discuss with the independent accountants the quality of the Company’s financial and accounting personnel.  Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company’s needs.

Internal Control

A.	Discuss the adequacy of the Company’s internal controls including, without limitation, computerized information systems controls and security.

B.
Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as ‘material weaknesses’ or ‘significant deficiencies’.  Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee.  The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

C.	Consider and review with management, the plan for internal audits and changes made to the audit plan, including without limitation, to the planned scope of the audit.

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D.	Review with management the Company’s commitment to internal controls and managements’ knowledge of the internal controls.

Compliance

A.	Review all letters or comments from SEC reviews, including management’s responses.

B.
Review with external advisors the status of tax returns and any real estate investment trust tax regulation compliance issues.  Receive a report from management regarding compliance with REIT laws and regulations.

C.
Review any material pending legal proceedings involving the Company and other contingent liabilities; discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Other Responsibilities

A.	Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company.

B.
Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters.  All relevant complaints should be presented to the Audit Committee Chairperson as noted in the Company’s Whistleblower Policy.

C.
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.  This should be done in compliance with applicable Audit Committee requirements noted for the exchange where the company stock is listed.

D.
Engage independent legal, accounting and other advisors, as the Committee determines necessary to carry out their duties, and obtain appropriate funding from the Company, as determined by the Committee, for compensating such advisors.

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Appendix B

HERSHA HOSPITALITY TRUST

2008 EQUITY INCENTIVE PLAN

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5.03.	Reallocation of Shares	5

ARTICLE VI	OPTIONS	5

6.01.	Award	5
6.02.	Option Price	5
6.03.	Maximum Option Period	5
6.04.	Nontransferability	6
6.05.	Transferable Options	6
6.06.	Employment or Service	6
6.07.	Exercise	6
6.08.	Payment	6
6.09.	Shareholder Rights	6
6.10.	Disposition of Shares	7

ARTICLE VII	SARS	7

7.01.	Award	7
7.02.	Maximum SAR Period	7
7.03.	Nontransferability	7
7.04.	Transferable SARs	7
7.05.	Exercise	7
7.06.	Employment or Service	8
7.07.	Settlement	8
7.08.	Shareholder Rights	8

ARTICLE VIII	STOCK AWARDS	8

8.01.	Award	8
8.02.	Vesting	8
8.03.	Performance Objectives	8
8.04.	Employment or Service	9
8.05.	Shareholder Rights	9

ARTICLE IX	PERFORMANCE SHARE AWARDS	9

9.01.	Award	9
9.02.	Earning the Award	9
9.03.	Payment	9
9.04.	Shareholder Rights	9
9.05.	Nontransferability	10
9.06.	Transferable Performance Shares	10
9.07.	Employment or Service	10

ARTICLE X	INCENTIVE AWARDS	10

10.01.	Award	10
10.02.	Terms and Conditions	10

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10.03.	Nontransferability	11
10.04.	Transferable Incentive Awards	11
10.05.	Employment or Service	11
10.06.	Shareholder Rights	11

ARTICLE XI	CHANGE IN CONTROL	11

11.01.	Impact of Change in Control	11
11.02.	Assumption Upon Change in Control	11
11.03.	Cash-Out Upon Change in Control	11
11.04.	Limitation on Benefits	12

ARTICLE XII	ADJUSTMENT UPON CHANGE IN COMMON STOCK	13

ARTICLE XIII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	13

ARTICLE XIV	GENERAL PROVISIONS	14

14.01.	Effect on Employment and Service	14
14.02.	Unfunded Plan	14

ARTICLE XV	AMENDMENT	14

ARTICLE XVI	DURATION OF PLAN	14

ARTICLE XVII	EFFECTIVE DATE OF PLAN	14

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ARTICLE I
DEFINITIONS

1.01.	ACQUIRING PERSON

Acquiring Person means that a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A-3(i)(5)(v)(B)), acquires more than fifty percent (50%) of the value of the Company’s then outstanding securities or more than fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02.	ADMINISTRATOR

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03.	AFFILIATE

Affiliate means any “subsidiary” corporation (as such term is defined in Section 424 of the Code) of the Company.

1.04.	AGREEMENT

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.05.	BOARD

Board means the Board of Trustees of the Company.

1.06.	CHANGE IN CONTROL

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A - 3(i)(5)(v)(B)), acquires forty percent (40%) or more of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission other than a transfer or transfers described in Treas. Reg. § 1.409A - 3(i)(5)(vii)(B); or (iii) a change in the membership of the Board during any twelve month period such that the Continuing Trustees cease for any reason to constitute a majority of the Board.

1.07.CODE

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08.	COMMITTEE

Committee means the Compensation Committee of the Board.

1.09.	COMMON STOCK

Common Stock means the Priority Class A common shares of beneficial interest of the Company, par value $0.01 per share.

1.10.	COMPANY

Company means Hersha Hospitality Trust, a Maryland real estate investment trust.

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1.11.	CONTINUING TRUSTEE

Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board on the effective date of the Plan or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.12.	CONTROL CHANGE DATE

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.13.	CORRESPONDING SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14.	EXCHANGE ACT

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.15.	FAIR MARKET VALUE

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the American Stock Exchange.  If, on any given date, no share of Common Stock is traded on the American Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.16.	INCENTIVE AWARD

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.17.	INITIAL VALUE

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common stock on the date of grant.  Except as provided in Article XII, the Initial Value of an outstanding SAR cannot be reduced by amendment, cancellation and regrant or otherwise.

1.18.	OPTION

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.19.	PARTICIPANT

Participant means an employee of the Company or an Affiliate, a member of the Board, an employee of Hersha Hospitality Management LP or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof in accordance with Article IV and the other provisions of the Plan.

2

1.20.	PERFORMANCE SHARES

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.21.	PERSON

Person means any human being, firm, corporation, partnership, or other entity.  “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act.  The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.22.	PLAN

Plan means the Hersha Hospitality Trust 2008 Equity Incentive Plan.

1.23.	RELATED ENTITY

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.23.	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement, which shall not exceed the excess of the Fair Market Value on the date of exercise over the Initial Value.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.25.	STOCK AWARD

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

ARTICLE II
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Administrator.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Administrator.  The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award.  Notwithstanding any such conditions, the Administrator may, in its discretion accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled.  In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator.  Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.  Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares.  All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), any member of the Board and any person or entity that provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.  Options and SARs may only be granted to employees of the Company or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.  An individual who is employed by Hersha Hospital Management LP, who does not provide direct services to the Company or an Affiliate but who provides services to the Company or an Affiliate indirectly by virtue of employment by Hersha Hospitality Management LP may be granted Stock Awards, Performance Shares or Incentive Awards that are exempt from Code section 409A under the short-term deferral exception (but may not be granted Options, SARs or other awards).

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01.	COMMON STOCK ISSUED

Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may issue Common Stock from its authorized but unissued Common Stock.  Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

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5.02.	AGGREGATE LIMIT

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares is 3,000,000 shares.  The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards and in settlement of Performance Shares is 2,000,000 shares.  The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares of Common Stock that may be issued as Stock Awards and in settlement of Performance Shares shall be subject to adjustment as provided in Article XII.

If an SAR is exercised and settled, in whole or in part, with shares of Common Stock, then the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be reduced by the number of SARs exercised rather than the number of shares of Common Stock issued in settlement of the SAR.

5.03.	REALLOCATION OF SHARES

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan.  If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan.  If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.  If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

ARTICLE VI
OPTIONS

6.01.	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 750,000 shares.  In accordance with Article IV, Options may be granted only to employees of the Company or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.

6.02.	OPTION PRICE

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Except as provided in Article XII, the price per share of an outstanding Option cannot be reduced, by amendment or cancellation and regrant or otherwise.

6.03.	MAXIMUM OPTION PERIOD

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted.  The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

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6.04.	NONTRANSFERABILITY

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	TRANSFERABLE OPTIONS

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	EMPLOYMENT OR SERVICE

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.	EXERCISE

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.	PAYMENT

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock.  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.	SHAREHOLDER RIGHTS

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

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6.10.	DISPOSITION OF SHARES

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

7.01.	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted SARs in any calendar year covering more than 750,000 shares of Common Stock.  In accordance with Article IV, SARs may be granted only to employees of the Company or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.  For purposes of the individual grant limit of Section 6.01 and the preceding individual grant limit, an Option and Corresponding SAR shall be treated as a single award.  In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	MAXIMUM SAR PERIOD

The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall have a term of more than ten years from the date such related Option was granted.  The terms of any Corresponding SAR that is related to an incentive stock option may provide that it has a term that is less than such maximum period.

7.03.	NONTRANSFERABILITY

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	TRANSFERABLE SARS

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution.  In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.	EXERCISE

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option.  An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

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7.06.	EMPLOYMENT OR SERVICE

If the terms of any SAR provide that it may be exercised only during employment or continued service within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.07.	SETTLEMENT

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08.	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII
STOCK AWARDS

8.01.	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 250,000 shares.

8.02.	VESTING

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the performance criteria listed in Section 8.03.  If the Committee prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one of more of the following criteria, the shares subject to the Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objective have been achieved.

8.03.	PERFORMANCE OBJECTIVES

In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company’s, an Affiliate’s or a business unit’s funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, peer shareholder returns, revenue per available room, or such other measures as may be selected by the Administrator.

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8.04.	EMPLOYMENT OR SERVICE

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05.	SHAREHOLDER RIGHTS

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
PERFORMANCE SHARE AWARDS

9.01.	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 250,000 shares of Common Stock.

9.02.	EARNING THE AWARD

The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least three years from the date of the award; provided, however, that the performance measurement period shall be at least one year from the date of the award if the payment pursuant to the Performance Share award is contingent upon the attainment of objectives stated with respect to performance criteria listed in the following sentence.  The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, peer shareholder returns, revenue per available room, or such other measures as may be selected by the Administrator.  No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03.	PAYMENT

In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof.  A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04.	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock.  After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

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9.05.	NONTRANSFERABILITY

Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.	TRANSFERABLE PERFORMANCE SHARES

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07.	EMPLOYMENT OR SERVICE

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X
INCENTIVE AWARDS

10.01.	AWARD

In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Incentive Award is to be made.  All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) two hundred percent (200%) of the Participant’s base salary (prior to any salary reduction or deferral election) as of the date the Incentive Award was granted or (ii) $1,000,000.

10.02.	TERMS AND CONDITIONS

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award.  Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award.  The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, peer shareholder returns, revenue per available room, or such other measures as may be selected by the Administrator.  Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate.  The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

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10.03.	NONTRANSFERABILITY

Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04.	TRANSFERABLE INCENTIVE AWARDS

Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05.	EMPLOYMENT OR SERVICE

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06.	SHAREHOLDER RIGHTS

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE XI
CHANGE IN CONTROL

11.01.	IMPACT OF CHANGE IN CONTROL

Upon a Change in Control, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable thereafter, (ii) outstanding Stock Awards to become transferable and nonforfeitable thereafter and (iii) outstanding Performance Shares and Incentive Awards to become earned and nonforfeitable in their entirety.  The Committee, in its discretion and without the need for a Participant’s consent, may provide that an Option or SAR shall terminate on the Control Change date to the extent that it was exercisable during the five day period preceding the Control Change Date but is not exercised on or before the Control Change Date.

11.02.	ASSUMPTION UPON CHANGE IN CONTROL

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Performance Share or Incentive Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control.  Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Share or Incentive Award being assumed or substituted.  The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

11.03.	CASH-OUT UPON CHANGE IN CONTROL

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Share and Incentive Award shall be cancelled in exchange for a payment.  The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholders for each share of Common Stock subject to a Stock Award or Performance Share or (iii) the maximum amount payable under the terms of an Incentive Award.  If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 11.03 without any payment to the Participant.

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11.04.	LIMITATION ON BENEFITS

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999.  As provided in this Section 11.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 11.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 11.04, (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 11.04, (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, that Overpayment will be treated for all purposes as a loan ab initio that the Participant must repay to the Company together with interest at the applicable Federal rate under Code Section 7872; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 11.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.  For purposes of this Section 11.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 11.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

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Notwithstanding any other provision of this Section 11.04, the limitations and provisions of this Section 11.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XII by the Board shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.

The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII.  Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

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ARTICLE XIV
GENERAL PROVISIONS

14.01.	EFFECT ON EMPLOYMENT AND SERVICE

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

14.02.	UNFUNDED PLAN

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03	RULES OF CONSTRUCTION

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XV
AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XII), materially modifies the requirements as to eligibility for participation in the Plan or provides for the repricing of Options.  No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Performance Share Award, Option, SAR, or Incentive Award outstanding at the time such amendment is made.

ARTICLE XVI
DURATION OF PLAN

No Stock Award, Performance Share Award, Option, SAR, or Incentive Award may be granted under this Plan after March 18, 2018.  Stock Awards, Performance Share awards, Options, SARs, and Incentive Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII
EFFECTIVE DATE OF PLAN

Options, SARs, Stock Awards, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board; provided that, this Plan shall not be effective unless this Plan is approved by the unanimous consent of the Company’s shareholders or by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present, before June 30, 2008.

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HERSHA HOSPITALITY TRUST PENN MUTUAL TOWERS 510 WALNUT ST., 9TH FLOOR PHILADELPHIA, PA 19106
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hersha Hospitality Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hersha Hospitality Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HERSH1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

HERSHA HOSPITALITY TRUST

The Board of Trustees recommends a vote for all nominees.					For All	Withhold All	For All Except	INSTRUCTIONS: To withhold authority to vote for any such nominee(s), mark “For All Except” and write in the name(s) of the nominee(s) in the space provided below.
1. Election of Trustees.					☐	☐	☐

Nominees: 01) Donald J. Landry
02) Thomas S. Capello
03) Jay H. Shah

The Board of Trustees recommends a vote for Proposal 2.		For	Against	Abstain	This Proxy is solicited on behalf of the Board of Trustees. This Proxy when properly executed will be voted in the manner directed herein by the
2. Approval of the Hersha 2008 Equity Incentive Plan		☐	☐	☐	undersigned shareholder. If no direction is made, this proxy will be voted (1) for all nominees for election as Trustees, (2) for approval of the
Hersha 2008 Equity Incentive Plan, (3) for ratification of KPMG LLP as the Company’s independent registered public accounting firm and (4)
The Board of Trustees recommends a vote for Proposal 3.		For	Against	Abstain	according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponements or adjournments thereof.
3. Ratification of KPMG LLP as the Company’s independent registered public accounting firm.		☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

Please sign name exactly as it appears on the share certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

Signature (PLEASE SIGN WITHIN BOX)	Date							Signature (Joint Owners)	Date

HERSHA HOSPITALITY TRUST
Harrisburg, Pennsylvania

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2008

The undersigned hereby appoints David L. Desfor and Ashish R. Parikh, or either of them, with full power of substitution in each, to vote all shares of the undersigned in Hersha Hospitality Trust, at the annual meeting of shareholders to be held on Thursday, May 22, 2008, at Hersha’s offices at 510 Walnut Street, Philadelphia, Pennsylvania, 19106 at 9:00 a.m., Eastern Time, and at any and all adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE